EXHIBIT 32.2

In connection with the Quarterly Report of Creative Learning Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2018 as filed with the Securities and Exchange Commission (the “Report”), Dawn Davis, the Principal Accounting Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

August 13, 2018	By:	/s/ Dawn Davis
Dawn Davis
Controller
(Principal Accounting Officer)